Exhibit 99.1

FOR IMMEDIATE RELEASE

Pelthos Therapeutics Acquires Xepi® (ozenoxacin) Cream, 1%

and Announces $18 Million Private Convertible Notes Financing

•	Acquisition adds complementary dermatology product to the Pelthos portfolio anchored by ZELSUVMI™
•	Xepi is a novel FDA-approved topical treatment for impetigo that addresses a critical unmet need in antibiotic-resistant skin infections caused by staph and strep infections, most commonly affecting children
•	Impetigo affects approximately 3 million people in the U.S. every year and is among the most common bacterial skin infections seen in pediatric offices
•	Private convertible notes financing will support the acquisition and re-launch of Xepi, accelerate the commercialization of ZELSUVMI for molluscum contagiosum, and for general working capital purposes

DURHAM, N.C., November 7, 2025 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos”), today announced it has acquired the U.S. commercialization rights to Xepi® (ozenoxacin) Cream, 1%, from Biofrontera Inc. and Ferrer Internacional S.A. (the “Acquisition”). Xepi is a non-fluorinated quinolone antimicrobial indicated for the topical treatment of impetigo due to Staphylococcus aureus or Streptococcus pyogenes in adult and pediatric patients two months of age and older.

The Company has also closed on an $18 million private convertible notes financing (the “Notes”) with existing investors, including Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) and a group of investors led by Murchinson Ltd (the “Investors”).

Xepi Acquisition

Under the terms of the Acquisition agreement, Pelthos will pay Biofrontera $3.0 million and Ferrer $1.2 million upfront, with additional payments based on the availability of commercial quantities of Xepi and the achievement of sales-based milestones. Pelthos will pay royalties on U.S. net sales of Xepi to Ferrer and the Investors.

“This acquisition represents an excellent investment opportunity and marks an exciting new chapter in the Pelthos growth story,” said Scott Plesha, CEO of Pelthos. “Xepi is well-positioned to address antimicrobial resistance in pediatric dermatology, and we believe it will provide physicians with an important alternative to first-line impetigo treatments. Offering another novel product to the pediatric and dermatology communities creates an increasingly favorable opportunity for Pelthos as it allows us to leverage our current commercial infrastructure to promote multiple innovative brands.”

Xepi was developed by Ferrer and Medimetriks Pharmaceuticals, Inc., and approved by the FDA in 2017. At the time of approval, Xepi was the first new novel treatment for impetigo in more than 10 years. Biofrontera has owned the U.S. rights to Xepi since 2019 but has not been actively promoting the product. Pelthos intends to re-launch Xepi in late 2026.

Impetigo is a highly contagious bacterial skin infection most often caused by Staphylococcus aureus and/or Group A Streptococcus (Streptococcus pyogenes). It affects approximately 3 million people in the U.S. every year and is most common in children ages 2 to 5., Impetigo is among the most common bacterial skin infections seen in pediatric offices and spreads easily within families, in crowded settings, such as schools and childcare facilities.

“As bacterial resistance continues to rise, particularly to commonly used topical antibiotics like mupirocin, the need for effective alternatives in treating impetigo has never been greater,” said Lawrence A. Schachner, MD, Chair and Professor Emeritus at the University of Miami Department of Dermatology. “Xepi is one of the few treatment options for children that can act against both methicillin-resistant and mupirocin-resistant Staphylococcus aureus. We believe it is a significant therapeutic advancement for clinicians and patients facing infections that no longer respond to traditional therapies.”

Private Convertible Notes Financing

Pelthos has also closed on an $18 million convertible notes financing with the Investors. The Notes will be secured obligations of Pelthos and will bear interest at a rate of 8.5% per annum, payable quarterly in arrears. The Notes will mature on November 6, 2027, unless earlier repurchased, redeemed or converted into shares of Pelthos common stock in accordance with their terms. The Notes will be convertible at an initial conversion price of $34.442, representing the price that is the lower of (i) the Official Closing Price immediately preceding the signing of the binding agreement or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement. The Company anticipates that the proceeds of the financing will be used to acquire and relaunch Xepi, accelerate the commercialization of ZELSUVMI, and for general working capital purposes.

In addition to the Notes, the Investors will be entitled to a low single-digit royalty on U.S. net sales of Xepi and additional milestone payments and royalties on ZELSUVMI net sales in Japan, if ZELSUVMI is approved in Japan.

“The convertible notes transaction demonstrates the ongoing confidence of our existing investors. The additional capital from this transaction allows us to add a complementary product to our portfolio, strengthens our balance sheet, and will help support the commercial growth of ZELSUVMI, our novel medicine for molluscum contagiosum,” said Frank Knuettel II, CFO of Pelthos.

Sullivan & Worcester LLP and Paul Hastings LLP served as legal counsel to Pelthos. Piper Sandler and Lake Street Capital Markets LLC served as financial advisors to Pelthos on the Notes financing, and Roth Capital Partners, LLC advised Pelthos on the Xepi acquisition. Latham & Watkins LLP served as lead counsel to Ligand. Kelley Drye & Warren LLP and Morgan, Lewis and Bockius LLP represented the group of investors led by Murchinson Ltd.

The offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been, registered under the Securities Act or the securities laws of any other jurisdiction, and until so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation of an offer to buy or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Pelthos Therapeutics

Pelthos Therapeutics is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that Xepi is well-positioned to address antimicrobial resistance in pediatric dermatology and will provide physicians with an important alternative to first-line impetigo treatments, (ii) our belief that offering Xepi to the pediatric and dermatology communities is favorable to us because it allows us to leverage our current commercial infrastructure to promote multiple innovative brands, (iii) our belief that Xepi is a significant therapeutic advancement for clinicians and patients facing infections that no longer respond to traditional therapies, (iv) the Company’s anticipated use of proceeds from the Convertible Notes financing, (v) our belief that the additional capital from the Convertible Notes transaction will allow us to add a complementary product to our portfolio, strengthens our balance sheet, and will help support the commercial growth of ZELSUVMI, and (vii) the Company’s future opportunities, strategy and plans in the market. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investors:
Mike Moyer

Managing Director
LifeSci Advisors, LLC
mmoyer@lifesciadvisors.com

Media:
KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072

1 Holly Hartman-Adams, Christine Banvard, Gregory Juckett. Am Fam Physician. 2014;90(4):229-235

2 https://health.hawaii.gov/docd/disease_listing/impetigo/